UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 6, 2008

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51426	20-2027651
(Commission File Number)	(IRS Employer Identification No.)

7726 Lee DeForest Drive, Suite 203, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

(410) 423-7438
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 6, 2008, Mr. Harvey L. Weiss resigned as Chairman of the Board of Directors (the “Board”) of Fortress International Group, Inc. (the “Company”), effective December 3, 2008. Mr. Weiss will remain on the Board and will serve as Vice-Chairman of the Board.

(c) On November 6, 2008, the Board appointed John Morton, III, as Chairman of the Board, effective upon the resignation of Mr. Weiss. In connection with such appointment and effective the date hereof, Mr. Morton resigned as Chairman of the Audit Committee of the Board and the Board appointed William L. Jews, a member of the Board and the Audit Committee, as Chairman of the Audit Committee.

Mr. Morton, 64, has served as a Director since January 2007. Prior to his election as a Director, Mr. Morton had served as a director of Broadwing Corp. from April 2006 until January 2007, when Broadwing Corp. was acquired by Level 3 Communications, Inc. Prior to that, Mr. Morton had served as President of Premier Bank, Bank of America until his retirement in September 2005 and was a member of Bank of America’s Management Operating Committee. From 1997 to 2001, Mr. Morton served as President of Mid-Atlantic Region, Bank of America. Prior to assuming the Regional President position, Mr. Morton was President of the Private Client Group from 1996 to 1997. From 1994 to 1996, he was Chairman, Chief Executive Officer and President of The Boatmen’s National Bank of St. Louis. From 1993 to 1994, he was Chief Executive Officer and President of Farm and House Financial Corporation. From 1990 to 1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. Mr. Morton was a member of the Executive Committee of the Federal City Council in Washington D.C. and a former Chairman of the Greater Baltimore Committee in Baltimore and currently serves as a member of the board of directors of Boston Private Financial Holdings, Barry-Wehmiller Companies and Dynamac International. Mr. Morton holds a Bachelor of Science from the U.S. Naval Academy and a Master in Business Administration from Harvard University. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver.

A press release announcing Mr. Weiss’s resignation and Mr. Morton’s appointment as Chairman of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Number	Description
99.1	Press Release, dated November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress International Group, Inc. (Registrant)

Date: November 12, 2008	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer